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COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards                        Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D.                        Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706
www.impaxlabs.com



          IMPAX RECEIVES FINAL FDA APPROVAL FOR OXYCODONE HYDROCHLORIDE
                        CONTROLLED RELEASED TABLETS, 80MG

                             Tenth Approval in 2004

HAYWARD, CALIF. (SEPTEMBER 28, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM:
IPXL) announced that the U.S. Food and Drug Administration (FDA) has granted final approval to the Company's Abbreviated New Drug Application (ANDA) for a generic version of OxyContin(R) (Oxycodone Hydrochloride) Controlled Release 80 mg Tablets. Purdue Pharma markets OxyContin for the management of moderate to severe pain. According to NDCHealth, U.S. sales of OxyContin Controlled Release 80mg Tablets and its generic equivalent were $688 million for the 12 months ended July 31, 2004.

Included in communications with the FDA related to the final approval is a commitment by the Company not to launch the product until a revised Risk Management Program (RMP) has been submitted to, and is found acceptable by, the FDA. A revised RMP has recently been submitted to the FDA by the Company.

"This is our tenth ANDA approval this year, which exceeds our full year total of nine in 2003," commented Barry R. Edwards, Chief Executive Officer of IMPAX. "We received tentative approval for the product late in 2003 and had anticipated final approval following the expiration of marketing exclusivity for the first ANDA filer. Operationally, we have been making preparations for a market launch, but because of outstanding issues, including pending patent infringement litigation by Purdue, a final decision on timing has not yet been made," Mr. Edwards continued.

IMPAX currently has 14 applications pending at the FDA, including four tentatively approved, which address approximately $4.3 billion in U.S. branded product sales for the 12 months ended July 31, 2004. Nine of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology-based specialty pharmaceutical company applying its formulation expertise and drug-delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX


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markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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